As filed with the Securities and Exchange Commission on May 16, 2023

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8
REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

CareMax, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	85-099222 (IRS Employer Identification No.)

1000 NW 57th Court, Suite 400
Miami, FL 33126
(Address of Principal Executive Offices)

CareMax, Inc. 2021 Long-Term Incentive Plan
(Full title of the plan)

Carlos A. de Solo

Chief Executive Officer

CareMax, Inc.

1000 NW 57 Court, Suite 400

Miami, FL 33126
(Name and address of agent for service)

(786) 360-4768
(Telephone number, including area code, of agent for service)

Copies to:

Kevin Wirges Chief Financial Officer CareMax, Inc. 1000 NW 57th Court, Suite 400 Miami, FL 33126 (786) 360-4768	Joshua M. Samek, Esq. DLA Piper LLP (US) 200 South Biscayne Boulevard Suite 2500 Miami, Florida 33131-5341 (305) 423-8500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. 

EXPLANATORY NOTE

CareMax, Inc., a Delaware corporation (the “Registrant”), is filing this Registration Statement on Form S-8 (the “Registration Statement”) to register an additional 4,453,303 shares of Class A common stock, par value $0.0001 per share (the “Common Stock”), of the Registrant to be issued pursuant to the Registrant’s 2021 Long-Term Incentive Plan (the “2021 Plan”), pursuant to the evergreen provision in the 2021 Plan providing that the total number of shares of Common Stock reserved for issuance under the 2021 Plan will be automatically increased on January 1st of each calendar year, starting January 1, 2022. In accordance with the instructional note to Part I of Form S-8 as promulgated by the Securities and Exchange Commission (the “Commission”), the information specified by Part I of the Form S-8 has been omitted from this Registration Statement.

Pursuant to General Instruction E of Form S-8, the contents of the Registration Statement on Form S-8 filed with the Commission on October 25, 2021 (File No. 333-260477) is hereby incorporated by reference in this Registration Statement to the extent not replaced hereby.

Part II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed with the Commission, are hereby incorporated by reference into this registration statement:

(a)
The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2022 (File No. 001-39391), filed with the Commission on March 30, 2023;
(b)
The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 (File No. 001-39391), filed with the Commission on May 10, 2023;
(c)
The information specifically incorporated by reference into the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2022 from the Definitive Proxy Statement on Schedule 14A of the Registrant filed with the Commission on April 28, 2023 (File No. 001-39391);
(d)
The Registrant’s Current Reports on Form 8-K (File No. 001-39391), filed with the Commission on March 9, 2023 and March 17, 2023; and
(e)
The description of the Registrant’s Class A common stock, par value $0.0001 per share, contained in the registration statement on Form 8-A (Registration No. 001-39391) filed with the Commission on July 16, 2020 and amended on June 9, 2021, and any amendments to such registration statement filed subsequently thereto, including all amendments or reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (not including any information furnished under Items 2.02, 7.01 or 9.01 of Form 8-K, which information is not incorporated by reference herein) prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part of this registration statement from the date of filing of such documents. Any statement contained in a document incorporated herein by reference will be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in a subsequently filed document incorporated herein by reference, modifies or supersedes the statement. Any statement modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this registration statement.

EXHIBIT INDEX

Exhibit Number	Description
4.1

Third Amended and Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 to the Registrant’s Amendment No. 1 to the Registration Statement on Form 8-A (File No. 001-39391) filed by the Registrant with the Commission on June 9, 2021).

4.2

Amended and Restated Bylaws (Incorporated by reference to Exhibit 3.2 to the Registrant’s Amendment No. 1 to the Registration Statement on Form 8-A (File No. 001-39391) filed by the Registrant with the Commission on June 9, 2021).

5.1*	Opinion of DLA Piper LLP (US).
10.1	CareMax, Inc. 2021 Long-Term Incentive Plan (Incorporated by reference to Exhibit 10.9 to the Registrant’s Current Report on Form 8-K (File No. 001-39391), filed with the Commission on June 14, 2021).
10.2

CareMax, Inc. Form of Nonstatutory Stock Option Agreement under the CareMax, Inc. 2021 Long-Term Incentive Plan (Incorporated by reference to Exhibit 10.2 of the Company’s Registration Statement on Form S-8 (File No. 333-260477) filed with the Commission on October 25, 2021).

10.3

CareMax, Inc. Form of Restricted Stock Units Agreement under the CareMax, Inc. 2021 Long-Term Incentive Plan (Incorporated by reference to Exhibit 10.3 of the Company’s Registration Statement on Form S-8 (File No. 333-260477) filed with the Commission on October 25, 2021).

10.4

CareMax, Inc. Form of Incentive Stock Option Agreement under the CareMax, Inc. 2021 Long-Term Incentive Plan (Incorporated by reference to Exhibit 10.4 of the Company’s Registration Statement on Form S-8 (File No. 333-260477) filed with the Commission on October 25, 2021).

10.5

CareMax, Inc. Form of Restricted Stock Agreement under the CareMax, Inc. 2021 Long-Term Incentive Plan (Incorporated by reference to Exhibit 10.5 of the Company’s Registration Statement on Form S-8 (File No. 333-260477) filed with the Commission on October 25, 2021).

23.1*	Consent of PricewaterhouseCoopers LLP.
23.2*	Consent of WithumSmith+Brown, PC.
23.3*	Consent of DLA Piper LLP (US) (contained in its opinion filed as Exhibit 5.1 hereto).
24.1*	Power of Attorney (contained on the signature pages of this registration statement).
107.1*	Filing Fee Table

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida on this 16th day of May, 2023.

CareMax, Inc.

By: /s/ Carlos A. de Solo

Name: Carlos A. de Solo

Title: Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby appoints Carlos A. de Solo and Kevin Wirges such person’s true and lawful attorney-in-fact, each acting alone, with full powers of substitution and resubstitution, with authority to execute in the name of each such person, and to file with the Commission, together with any exhibits thereto and other documents therewith, any and all amendments (including without limitation post-effective amendments) to this registration statement necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Commission in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate. Pursuant to the requirements of the Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Carlos A. de Solo	President, Chief Executive Officer and Director (Principal Executive Officer)	May 16, 2023
Carlos A. de Solo

/s/ Kevin Wirges	Executive Vice President, Treasurer and Chief Financial Officer (Principal Financial and Accounting Officer)	May 16, 2023
Kevin Wirges
/s/ Jose R. Rodriguez	Chairman of the Board of Directors	May 16, 2023
Jose R. Rodriguez

/s/ Beatriz Assapimonwait	Director	May 16, 2023
Beatriz Assapimonwait

/s/ Bryan Cho	Director	May 16, 2023
Bryan Cho

/s/ Hon. Dr. David J. Shulkin	Director	May 16, 2023
Hon. Dr. David J. Shulkin

/s/ Ryan O'Quinn	Director	May 16, 2023
Ryan O’Quinn

/s/ Dr. Vincent Omachonu	Director	May 16, 2023
Dr. Vincent Omachonu